Exhibit 5.1

Union Trust Building 501 Grant Street, Suite 200 Pittsburgh, PA 15219-4413 Phone: 412-562-8800 Fax: 412-562-1041 www.buchananingersoll.com
September 2, 2022
Smith Micro Software, Inc.
5800 Corporate Drive
Pittsburgh, PA 15237
Ladies and Gentlemen:
We have acted as counsel to Smith Micro Software, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering for resale, on a delayed or continuous basis, by the selling securityholders named in the Registration Statement (the “Selling Securityholders”) of up to an aggregate of 9,377,035 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), including (i) 7,138,499 shares (the “Note Shares”) that are issuable to such Selling Securityholders upon conversion of the senior secured convertible notes (the “Notes”) and (ii) 2,238,806 shares (the “Warrant Shares”) that are issuable to such Selling Securityholders upon the exercise of warrants to purchase shares of Common Stock (the “Warrants”, and together with the Notes, the “Securities”).
We have acted as counsel for the Company in connection with the Registration Statement. We have examined and relied upon signed copies of the Registration Statement to be filed with the Commission, including any exhibits thereto. We have also examined and relied upon the certificate of incorporation, as amended to date (the “Certificate of Incorporation”) and the bylaws (the “Bylaws”) of the Company, the Securities and certain resolutions of the Board of Directors of the Company as provided to us by the Company (the “Authorizing Resolutions”), and originals or copies, certified or otherwise identified to our satisfaction, of such documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein.
In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of all such documents provided to us by the Company. As to any facts material to the opinions expressed herein, we have, when such facts were not independently established, relied upon certificates of public officials and certificates, oaths, declarations and representations of the Company and of its officers, directors and other representatives. We have assumed that the Company will continue to be presently subsisting in good standing, and will continue to have the requisite legal status and legal capacity, under the laws of the State of Delaware, and that the Company has complied and will comply with all aspects of applicable laws of jurisdictions other than the United States of America in connection with the transactions contemplated by the Registration Statement.
For the purposes of this opinion letter, we have assumed that at the time of issuance of each Note Share and Warrant Share, the Certificate of Incorporation, the Bylaws, the Securities, and the Authorizing Resolutions, as applicable, will not have been modified or amended and will be in full force and effect. In addition, it is understood that this opinion is to be used only in connection with the offer and sale of the securities being registered while the Registration Statement is effective under the Securities Act.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the following opinions:
1.       The Notes Shares, when delivered in accordance with the terms of the Note and when evidence of the issuance thereof is duly recorded in the Company’s books and records, will be validly issued, fully paid and non-assessable.
2.       The Warrant Shares, when delivered and paid for in accordance with the terms of the Warrant and when evidence of the issuance thereof is duly recorded in the Company’s books and records, will be validly issued, fully paid and non-assessable.
Our opinion is limited to the federal laws of the United States and the General Corporation Law of the State of Delaware applicable to business corporations (including reported cases under applicable statutory provisions). Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. Without limiting the generality of the foregoing, we express no opinion with respect to compliance by the Company with federal securities laws or the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction, including with respect to antifraud laws relating to the sale of securities.
This opinion is rendered as of the date first written above, based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein, whether by implication or otherwise, as to any other matters relating to the Company, the Note Shares, the Warrant Shares or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Note Shares, the Warrant Shares or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name in any Prospectus or Prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Buchanan Ingersoll & Rooney PC

By:	/s/ Brian Novosel
Brian Novosel
Vice President – Opinions